Exhibit 32.2
Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Quarterly Report of White Electronic Designs Corporation (the “Company”) on Form 10-Q for the quarter ended July 2, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Roger A. Derse, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to White Electronic Designs Corporation and will be furnished to the Securities and Exchange Commission or its staff upon request.
Date: August 11, 2005

/s/ Roger A. Derse

Roger A. Derse
Vice President and Chief Financial Officer